                                             EXHIBIT 11

                                 COMPUTATION OF PER SHARE EARNINGS
                                   CHEMICAL FINANCIAL CORPORATION
                                            (Unaudited)

                                                        QUARTER ENDED        NINE MONTHS ENDED
                                                         SEPTEMBER 30           SEPTEMBER 30
                                                       ----------------      ------------------
                                                        1996       1995        1996        1995
                                                        ----       ----        ----        ----
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
PRIMARY:
Average shares outstanding . . . . . . . . . . . .      9,716      9,666       9,716       9,660
Net effect of the assumed exercise of
 stock options - based on the treasury
 stock method using average market
 price . . . . . . . . . . . . . . . . . . . . . .        132        157         143         138
                                                       ------     ------     -------     -------
                                                        9,848      9,823       9,859       9,798
                                                       ======     ======     =======     =======

Net income . . . . . . . . . . . . . . . . . . . .     $5,412     $5,075     $15,568     $14,439
                                                       ======     ======     =======     =======

Net income per common share. . . . . . . . . . . .     $ 0.55     $ 0.51     $  1.58     $  1.47
                                                       ======     ======     =======     =======

FULLY DILUTED:
Average shares outstanding . . . . . . . . . . . .      9,716      9,666       9,716       9,660

Net effect of the assumed exercise of
 stock options - based on the treasury
 stock method using end of period
 market price. . . . . . . . . . . . . . . . . . .        131        176         142         174
                                                       ------     ------     -------     -------
                                                        9,847      9,842       9,858       9,834
                                                       ======     ======     =======     =======

Net income . . . . . . . . . . . . . . . . . . . .     $5,412     $5,075     $15,568     $14,439
                                                       ======     ======     =======     =======

Net income per common share. . . . . . . . . . . .     $ 0.55     $ 0.51     $  1.58     $  1.47
                                                       ======     ======     =======     =======
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